Report of Independent Public Accountants




To the Shareholders and Board of Trustees of the Kent Funds:

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of the Kent Funds, comprising the Growth and Income Fund, Index Equity Fund, Large Company Growth Fund, Small
Company Growth Fund, International Growth Fund, Income
Fund, Intermediate Bond Fund, Short Term Bond Fund,
Tax-Free Income Fund, Intermediate Tax-Free Fund,
Michigan Municipal Bond Fund, Money Market Fund,
Government Money Market Fund and Michigan Municipal
Money Market Fund, as of July 31, 2001, and the related statements of operations, statements of changes in net assets and the financial highlights for the period then ended.
These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statements of operations for the year ended December 31, 2000 and the statements of changes in net assets for the years ended December 31, 2000 and 1999, and the financial highlights for each of the five years in the period ended December
31, 2000 were audited by other auditors whose report thereon dated February 23, 2001, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting the Kent Funds as of July 31, 2001, the results of their operations, the changes in their net assets and their financial highlights for the period then ended in conformity with accounting principles generally accepted in the United States.



ARTHUR ANDERSEN LLP

Columbus, Ohio,
September 4, 2001